Exhibit 99.2

NEWSTAR ANNOUNCES $125 MILLION PRIVATE PLACEMENT

OF COMMON STOCK

Boston, November 13, 2007—NewStar Financial, Inc. (NASDAQ: NEWS), a Boston-based specialty finance company, announced today that it has entered into a definitive agreement with certain accredited institutional investors for the private placement of 12.5 million shares of common stock at a price per share of $10.00, representing a premium of 10.4% to yesterday’s closing price of $9.06. Investors in the transaction include founding shareholders, Corsair Capital, Union Square Partners and Och-Ziff Capital Management, as well as, outside investors, Swiss Re and SAB Capital. Gross proceeds of the private placement will be $125 million.

The transaction is structured in two tranches with an initial closing of 7.25 million shares, which represents 19.9% of the company’s outstanding shares before the offering, expected on November 29, 2007, subject to customary closing conditions. Issuance of the second tranche of 5.25 million shares is subject to approval by NewStar’s shareholders, which will be sought at a Special Meeting of Stockholders to be held in January 2008. The closing of the second tranche is expected to occur within three business days following a shareholder vote in favor of the transaction, subject to customary closing conditions. The transaction was negotiated and authorized on behalf of the Company by a special committee of independent directors.

Pursuant to separate voting agreements executed in conjunction with the definitive purchase agreement, NewStar shareholders, which include management and holders participating in the offering, that hold an aggregate of over 50% of the Company’s outstanding shares before the offering, have agreed to vote their shares in favor of the issuance at the Special Meeting of Stockholders.

Citi acted as placement agent in this transaction.

The securities offered in this placement have not been registered under the Securities Act of 1933, as amended or state securities laws, and cannot be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. As part of the transaction, NewStar has agreed to file a registration statement with the SEC covering the resale of the shares of common stock to be issued in the offering. This press release is neither an offer to sell nor a solicitation of an offer to buy any of the securities discussed herein and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About NewStar Financial

NewStar Financial is a specialized commercial finance company focused principally on meeting the complex financing needs of customers in the middle market through our corporate, commercial real estate, and structured products groups. Our senior banking teams call directly on customers to provide advice and finance a range of strategic transactions that may require some combination of senior secured, second lien and mezzanine financing. NewStar typically works with customers with financing needs of up to $150 million and cash flow as low as $5 million. We target ‘hold’ positions of up to $35 million, but may also underwrite or arrange transactions up to $100 million for syndications to other lenders.

We are headquartered in Boston MA, with regional offices in Darien CT, Chicago IL, San Francisco CA, San Diego CA, and Charleston SC. In December of 2006, NewStar completed an Initial Public Offering. The Company’s shares trade on the NASDAQ under the ticker symbol, NEWS. Please visit our website at www.newstarfin.com for more detailed transaction and contact information.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected closing dates of the offering. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. As such, they are subject to material risks and uncertainties.

More detailed information about these factors is described in NewStar’s filing with Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2006 Form 10-K, as updated in our Quarterly Report for the quarter ended June 30, 2007. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Important Information For Investors And Shareholders

NewStar will file a proxy or information statement with the SEC in connection with the proposed transaction. NewStar urges investors and stockholders to read the proxy or information statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. Investors and stockholders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by NewStar are available free of charge by contacting Investor Relations at NewStar Financial.

NewStar, and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. The specific directors and executive officers of NewStar who may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction have not been determined as of the date of this filing. A description of the interests of NewStar’s directors and executive officers in NewStar who may be deemed to be participants in this solicitation will be set forth in the proxy or information statement of NewStar to be filed after the date hereof in relation to the proposed transaction. Investors and stockholders can obtain additional information regarding the direct and indirect interests of the NewStar directors and executive officers who may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction by reading the definitive proxy or information statement when it becomes available.

Contact:

Anne G. Bork

500 Boylston Street, Suite 1600

Boston, MA 02116

P 617.848.4318

F 617.848.4399

abork@newstarfin.com